Exhibit 99.2

Restat, LLC
(A Wholly Owned Subsidiary of
The F. Dohmen Co.)

    Financial Statements
Years Ended December 31, 2012 and 2011

Restat, LLC
(A Wholly Owned Subsidiary of The F. Dohmen Co.)

Contents

Independent Auditor's Report	3

Financial Statements

Balance Sheets	4-5

Statements of Operations	6

Statements of The F. Dohmen Co.’s Invested Equity	7

Statements of Cash Flows	8

Notes to Financial Statements	9-13

Independent Auditor’s Report

To the Stockholders of The F. Dohmen Co.
Milwaukee, Wisconsin

We have audited the accompanying financial statements of Restat, LLC (Company), a wholly-owned subsidiary of The F. Dohmen Co., as of December 31, 2012 and 2011, which comprise the balance sheets as of December 31, 2012 and 2011, and the related statements of operations, The F. Dohmen Co.’s invested equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Restat, LLC as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

March 28, 2013
Milwaukee, Wisconsin

Restat, LLC
(A Wholly Owned Subsidiary of The F. Dohmen Co.)

Balance Sheets

December 31,	2012	2011

Assets

Current Assets
Cash	$1,089	$1,058
Restricted cash and cash equivalents	32,455	64,760
Trade accounts receivable - less allowance for doubtful accounts of $163,000 and $52,000 in 2012 and 2011, respectively	6,870,577	5,742,270
Rebates receivable	1,175,934	6,688,147
Unbilled and other receivables	5,771,095	3,930,118
Prepaid expenses	1,050,735	1,007,939

Total Current Assets	14,901,885	17,434,292

Property and Equipment
Buildings and improvements	999,107	1,653,778
Equipment	3,414,756	3,292,553
Computer software	8,435,851	8,239,496
Construction in process	91,242	491,334

	12,940,956	13,677,161
Less accumulated depreciation and amortization	(11,206,258)	(9,712,415)

Total Property and Equipment, net	1,734,698	3,964,746

Due from The F. Dohmen Co.	27,764,724	18,956,868

Total	$44,401,307	$40,355,906
See accompanying notes to financial statements.

Restat, LLC
(A Wholly Owned Subsidiary of The F. Dohmen Co.)

Balance Sheets

December 31,	2012	2011

Liabilities and Invested Equity

Current Liabilities
Trade payables	$1,076,557	$712,613
Compensation and benefits	2,328,771	2,663,110
Claims payable	16,673,568	15,906,405
Rebates payable	13,947,603	13,461,031
Rebate reserve	3,553,123	2,364,814
Other current liabilities	5,383,396	3,775,640

Total Current Liabilities	42,963,018	38,883,613

Deferred Rent	438,289	472,293

Total Liabilities	43,401,307	39,355,906

Commitments and Contingencies

The F. Dohmen Co.'s Invested Equity	1,000,000	1,000,000

Total	$44,401,307	$40,355,906
See accompanying notes to financial statements.

Restat, LLC
(A Wholly Owned Subsidiary of The F. Dohmen Co.)

Statements of Operations

Year ended December 31,	2012	2011

Net Revenue
Pharmacy benefit management revenue	$61,440,586	$57,167,507
Rebate revenue	23,071,590	25,965,652

Total Net Revenue	84,512,176	83,133,159

Expenses
Guaranteed customer rebates	11,486,335	13,203,631
Personnel expenses	15,998,936	17,179,802
Operating expenses	5,538,203	6,002,431
Deprecation and amortization	1,865,321	2,496,880

Total Expenses	34,888,795	38,882,744

Income From Operations	49,623,381	44,250,415

Other Income (Expense)
Interest income - related party	124,089	224,062
Other interest - net	1,709	11,511
Other - net	(176,096)	(196,013)

Total Other Income (Expense)	(50,298)	39,560

Income Before Income Taxes	49,573,083	44,289,975

Provision for Income Taxes	21,580	3,600

Net Income	$49,551,503	$44,286,375
See accompanying notes to financial statements.

Restat, LLC
(A Wholly Owned Subsidiary of The F. Dohmen Co.)

Statements of The F. Dohmen Co.’s Invested Equity

Year ended December 31,	2012	2011

Beginning Balance	$1,000,000	$15,594,199

Net income	49,551,503	44,286,375
Noncash transfer of assets	(359,947)	—
Net transfers to The F. Dohmen Co.	(49,191,556)	(58,880,574)

Ending Balance	$1,000,000	$1,000,000
See accompanying notes to financial statements.

Restat, LLC
(A Wholly Owned Subsidiary of The F. Dohmen Co.)

Statements of Cash Flows

Year ended December 31,	2012	2011

Cash Flows From Operating Activities
Net income	$49,551,503	$44,286,375
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,865,321	2,496,880
Loss (gain) on disposal of assets	175,907	(3,000)
Bad debt provision	225,675	91,770
Net increase (decrease) in cash due to changes in:
Trade and other receivables	(3,194,959)	(3,579,053)
Rebates receivable	5,512,213	2,784,524
Prepaid expenses	(42,797)	72,709
Trade payables	363,944	(1,020,060)
Claims payable	767,163	(9,116,154)
Rebates payable	486,572	2,038,364
Rebate reserve	1,188,309	(7,317,052)
Accrued expenses and other liabilities	1,239,414	176,670

Total Adjustments	8,586,762	(13,374,402)

Net cash provided by operating activities	58,138,265	30,911,973

Cash Flows From Investing Activities
Proceeds from sale of property and equipment	5,000	2,000
Purchases of property and equipment	(176,127)	(752,543)
Change in restricted cash and cash equivalents	32,305	206,007

Net cash used in investing activities	(138,822)	(544,536)

Cash Flows From Financing Activities
Advance (to) from The F. Dohmen Co., net	(8,807,856)	28,513,749
Net transfers to The F. Dohmen Co.	(49,191,556)	(58,880,574)

Net cash used in financing activities	(57,999,412)	(30,366,825)

Net Increase in Cash	31	612

Cash, beginning of year	$1,058	$446

Cash, end of year	$1,089	$1,058

Supplemental Disclosures of Cash Flow Information
Cash paid for income taxes	$21,580	$3,600

Non cash Investing and Financing Activities
Transfer of assets to related party	$359,947	$—
See accompanying notes to financial statements.

Restat, LLC
(A Wholly Owned Subsidiary of The F. Dohmen Co.)

Notes to Financial Statements

1. Summary of Significant Accounting Policies

Nature of Business and Basis of Presentation

The Company, a wholly owned subsidiary of the F. Dohmen Co. (Dohmen), is a Wisconsin based Prescription Benefit Manager (PBM). The Company provides cost-effective prescription benefits services, including:

•	Prescription claim services for employers, managed healthcare plans, workers’ compensation plans, HMOs, insurance companies, government plans and unions.

•
A nationwide network of more than 61,000 participating pharmacies. The pharmacy networks are designed to provide members convenient access to chain and independent pharmacies in their area at competitive prices.

•	Mail service prescription delivery through a client selected vendor.

•	Clinical recommendations for cost-effective drug therapies, including generic and therapeutic equivalent substitutions.

Legal Entity Structure

The Company is a single member limited liability company (LLC) owned by Dohmen.

Dohmen is an S corporation and has elected to treat the Company as a disregarded entity, meaning that for federal income tax purposes, the LLC is not recognized as an entity separate from its owner. The income of the Company is included in the income tax return of Dohmen and the Company is not joint and severally liable for the current and deferred income taxes of its owner. As such, the Company has not recognized an allocation of current and deferred income taxes in the accompanying financial statements. Certain states may not recognize the federal election to treat the company as a disregarded entity. To the extent the Company is legally responsible for filing a tax return, a provision for income taxes has been recognized in the accompanying financial statements. States that do not recognize the federal election include Texas and California. The accompanying balance sheets do not include deferred tax assets or liabilities or unrecognized tax benefits related to tax positions related to the Company, as they are the legal responsibility of the owner. Deferred tax assets or liabilities associated with Texas and California are also excluded from the accompanying balance sheets, as such amounts are not material.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is earned by processing claims for prescriptions filled by retail pharmacies in the Company’s networks, and by providing services to customers. Revenues earned from processing claims are recorded when the prescription is filled by the retail pharmacy. Revenue earned from processing claims represents the amount the customer has contracted to pay the Company, less the amount that the Company is obligated to pay to the network pharmacy provider for the benefit provided to the customer’s members, plus any associated administrative fee charged to the customer. Such revenue is recorded on a net basis as the Company does not assume credit risk or take title to the prescription drug. The Company acts as an agent, earning a fee for processing the claim, collecting payment from the customer, and remitting the corresponding amount to pharmacies. The Company bills customers based upon billing schedules established in the customer’s contracts. At the end of a period, any unbilled revenues related to the sale of prescription drugs that have been filled by retail pharmacies are accrued based on the amount the Company will collect from the customer net of the amount the Company will pay the pharmacy. Revenue related to administrative fees is recognized when services are rendered, the Company has no remaining obligations and collection is reasonably assured.

Revenue related to services, such as administrative and clinical services, is recognized when the service is rendered, which is when the customer is obligated to pay, the Company has no remaining obligations and collection is reasonably assured. These revenues are included in pharmacy benefit management revenue in the accompanying statements of operations.

Restat, LLC
(A Wholly Owned Subsidiary of The F. Dohmen Co.)

Notes to Financial Statements

The Company receives funds from drug manufacturers based on rebate programs that are contingent upon the volume of drug claims processed each quarter or other criteria. In most instances, the Company is required to remit a portion of such rebates to its customers according to individual contracts with each customer. For these customers, management estimates the net amount of rebates expected to be realized by the Company and records such amount as revenue in the period the revenue is earned. The Company does not recognize revenue related to the portion of the rebate that is expected to be remitted to the customer, but rather records such amount as a liability. In certain other contracts, the Company guarantees the payment of a rebate to the customer, regardless of the amount received from the drug manufacturers. For these contracts, the Company records the total rebates expected to be received from the drug manufacturers as revenue and records the guaranteed rebate payable to the customer as an expense included in guaranteed customer rebates within the accompanying statements of operations, in the period the rebates are earned.

The Company also receives funds from the rebate vendor according to the contract effective January 1, 2011. These funds are included in pharmacy benefit management revenue within the accompanying statements of operations. These fees are to compensate the Company for the administrative functions performed for the claims provided to the rebate vendor and subsequently provided to the drug manufacturers. These fees are based on the number of claims that are received by the rebate vendor from the Company which are ultimately accepted and qualify for rebates with the drug manufacturer contracts held by the rebate vendor. The Company receives payments based upon estimated manufacturer invoice amounts received from the rebate vendor quarterly. The Company estimates the monthly revenue based upon the prior quarter’s estimated invoice. The revenue is reconciled quarterly to the estimated invoices received. Adjustments are made to the revenue recorded in the period funds are received and a new estimate is established for the current quarter’s reporting.

Management periodically reviews its estimates of rebate revenue and rebates payable to customers and adjusts those estimates, if necessary, as more information becomes available.

Restricted Cash and Cash Equivalents

Certain customer contracts preclude the commingling of pharmacy claim payment funds with the cash of the Company. Thus, the money received on behalf of the pharmacies for claims processed, but not yet paid to the pharmacies is reflected as restricted cash and cash equivalents. The related corresponding liability is included in claims payable within the accompanying balance sheets. All available funds are invested in a bank account and earnings are used to offset bank fees.

Trade, Unbilled, and Other Receivables

Based on the Company’s revenue recognition policies discussed above, certain claims and fees at the end of a period are unbilled. Revenue and unbilled receivables are accrued each period based on actual activity. As of December 31, 2012 and 2011, unbilled fee receivables were approximately $5,756,000 and $3,923,000, respectively. Unbilled fee receivables are included in unbilled and other receivables in the accompanying balance sheets.

The Company provides an allowance for doubtful accounts equal to estimated uncollectible receivables. This estimate is based on the current status of each customer’s receivable balance as well as current economic and market conditions. Receivables are written off against the allowance only upon determination that such amounts are not recoverable and all collection attempts have failed. Based upon information available to the Company, management believes the allowance for doubtful accounts to be adequate.

Property and Equipment

Property and equipment are stated at cost and are depreciated using the straight-line method for financial reporting purposes and an accelerated method for income tax purposes. Estimated useful lives range from three to ten years for equipment, three years for computer software, and 45 years for buildings. Leasehold improvements are depreciated over the shorter of their estimated useful life or the term of the lease. Expenditures that substantially increase value or extend useful lives are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Leases that qualify as capital leases are capitalized and depreciated over the useful life of the associated asset class or the term of the lease, whichever is shorter. The estimated cost to complete construction in process is not considered significant.

Restat, LLC
(A Wholly Owned Subsidiary of The F. Dohmen Co.)

Notes to Financial Statements

Impairment of Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable based upon an estimate of the related future undiscounted cash flows. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset as compared to is carrying value. Long-lived assets to be disposed of by sale are reported at the lower of the carrying amount or fair value less the cost to sell. There were no impairment losses for the years ended December 31, 2012 or 2011.

Claims Payable

Claims payable represent amounts received from customers on behalf of pharmacies for claims processed, but not yet paid to pharmacies. A corresponding asset, approximating the amount of claims payable associated with contracts that restrict the commingling of funds, is reflected as restricted cash and cash equivalents.

Rebate Reserve

The Company records a reserve for rebates received from manufacturers based upon the estimated exposure related to the drug manufacturers’ right to deny rebate claims or to audit drug claims and take back any rebates based upon invalid claims found. The reserve consists of a general component based upon an analysis of the Company’s historical collection experience and other industry risk factors and a specific reserve based upon an analysis of exposures related to a specific type of rebates.

Open claims are typically closed and trued up with the Company's rebate vendor within two years of the end of a calendar year. The result of the closeout of prior year’s estimated revenues versus actual collections positively impacted earnings by approximately $4,280,000 for the year ended December 31, 2011 for closeouts of calendar years 2009 and 2008. Estimated revenues for 2010 through 2012 remain open for review and closeout with the Company's rebate vendor.

Deferred Rent

Deferred rent represents rent expense accrued for financial reporting purposes in excess of amounts actually paid. Deferred rent also includes recognition of lease incentives provided by the landlord. Rent expense, including amortization of the lease incentives, is generally accrued on a straight-line basis with equal amounts charged to rent expense over the term of the lease.

Fair Valuation of Financial Instruments

The carrying amounts of the Company’s cash, restricted cash and cash equivalents, receivables, payables, and other current liabilities approximate fair value due to the short-term maturity of these instruments.

Reclassifications

Certain reclassifications have been made to the 2011 financial statements to conform to the 2012 presentation.

2. Lease Commitments

The Company leases certain office facilities, and equipment, under agreements that are accounted for as operating leases through 2020. Rental expenses under operating leases approximated $270,000 and $291,000 for the years ended December 31, 2012 and 2011, respectively. The Company also received certain incentives for moving and other costs which are being recognized ratably over the lease term.

Restat, LLC
(A Wholly Owned Subsidiary of The F. Dohmen Co.)

Notes to Financial Statements

Future minimum operating lease payments at December 31, 2012, are approximately as follows:

Fiscal Years	Operating Leases

2013	$317,000
2014	317,000
2015	324,000
2016	330,000
2017	337,000
Thereafter	931,000

Total Minimum Lease Payments	$2,556,000

3. Employee Benefit Plans

401(k) Plan

All employees of the Company are eligible to participate in The F. Dohmen Co. 401(k) plan after reaching 21 years of age. The Company may make both matching contributions and discretionary contributions, as determined by the Dohmen Board of Directors, for participating employees who have completed at least six months of service. Matching contributions are funded by cash payments or through application of forfeited balances from former employees who had not met the vesting requirements as of their dates of termination. Net contributions expense for Company employees was approximately $419,000 and $374,000 for the years ended December 31, 2012 and 2011, respectively.

Bonus Plan

Total amounts expensed under bonus plans were approximately $2,109,000 and $3,073,000 for the years ended December 31, 2012 and 2011, respectively.

4. Related Party Transactions

Payments made by the Company for trade accounts payable are funded by Dohmen as they are presented to the bank under a controlled-disbursement arrangement. As of December 31, 2012 and 2011, trade accounts payable includes approximately $996,000 and $713,000 and claims payable includes approximately $6,038,000 and $8,625,000, respectively, for checks drawn on a bank account used exclusively by the Company that remain outstanding at the respective dates.

In connection with an intercompany loan agreement, the Company recorded approximately $124,000 and $224,000 of intercompany interest income from Dohmen during the years ended December 31, 2012 and 2011, respectively.

Services provided by Dohmen to the Company include corporate oversight, legal, tax, treasury, information technology and human resources. Allocations for expenses incurred by Dohmen directly on the Company’s behalf are billed based on estimated usage and are included in personnel and operating expenses in the accompanying statements of operations. Total costs billed to the Company by Dohmen for corporate oversight, legal, tax and treasury were approximately $80,000 and $98,000 for the years ended December 31, 2012 and 2011, respectively. Total costs billed to the Company by Dohmen for information technology and human resources were approximately $178,000 and $19,000 for the years ended December 31, 2012 and 2011, respectively.

Cash generated by the Company is transferred to Dohmen on a daily basis to the extent it exceeds daily cash needs. Cash is transferred to the Company from Dohmen when daily cash needs of the Company exceed daily cash collections. The net of this activity over the course of the year less amounts transferred to Dohmen during the year is reflected in due from The F. Dohmen Co. in the accompanying balance sheets. For 2012 and 2011, net transfers to Dohmen were approximately $49,192,000 and $58,881,000, respectively.

Restat, LLC
(A Wholly Owned Subsidiary of The F. Dohmen Co.)

Notes to Financial Statements

5. Commitments and Contingencies

The Company is periodically involved in various claims and legal actions arising out of the normal course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial statements.

Future years’ commitments for licensing, hardware and software support are approximately $2,735,000 for the years ending December 31, 2013.

6. Concentration of Risk

Financial instruments which potentially subject the Company to concentration of credit risk consist principally of accounts receivable. The Company routinely assesses the financial strength of its customers and as a consequence, believes its accounts receivable credit risk exposure is limited.

During the years ended December 31, 2012 and 2011, the Company had one significant client representing more than 10% of net revenue.

	2012		2011
	% of Net Revenue	% of Net Revenue Less Guaranteed Rebates	% of Net Revenue	% of Net Revenue Less Guaranteed Rebates
Client A	29%	20%	24%	17%

Rebate revenue earned and amounts recorded as rebates receivable are due entirely from one entity.

7. Subsequent Events

Management has evaluated the impact of all subsequent events on the Company’s financial statements through March 28, 2013, the date the financial statements were available to be issued, and has determined that there were no subsequent events requiring adjustment or disclosure in the financial statements.